Exhibit 99.1

ICON EQUIPMENT AND CORPORATE

INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                           As of October 16, 2012

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Fourteen was in its operating period.  As of June 30th, Fund Fourteen had invested $225,858,6001 of capital, or 98.72% of capital available for investment, in business-essential equipment and corporate infrastructure.

On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. was satisfied in full prior to its maturity date.  Our initial investment was approximately $9,858,000 and, during the term of this investment, we collected approximately $12,896,000 in loan proceeds.

In addition, on May 22, 2012, the term loan to Northern Crane Services Inc. was satisfied in full prior to its maturity date.  Our initial investment was approximately $5,250,000 and, during the term of this investment, we collected approximately $6,759,000 in loan proceeds.

During the second quarter of 2012, Fund Fourteen made two loans for a total investment amount of approximately $2,917,000.  The loans are secured by business essential equipment of each borrower.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fourteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

Our operating period commenced in May 2011.  During our operating period, we will invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On July 23, 2012, we participated in a $5,000,000 loan facility by making a $2,000,000 term loan to affiliates of Frontier Oilfield Services, Inc. (collectively, “Frontier”).  The loan is secured by, among other things, a first priority security interest in all of Frontier’s saltwater disposal wells and related equipment valued at approximately $38,925,000.  The loan bears interest at 14% per year and is payable through February 2018.

•
On July 30, 2012, we made an additional capital expenditure loan to subsidiaries of Revstone Transportation, LLC (collectively, “Revstone”) in the amount of approximately $1,529,000.  The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at 17% per year and matures on March 1, 2017.

•
On September 7, 2012, at the expiration of the lease and in accordance with its terms, we, through a joint venture owned 90.92% by us, sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for approximately $1,065,000.  The joint venture initially invested approximately $5,323,000 to purchase the equipment, and, during the term of this investment, the joint venture collected approximately $6,758,000 in rental and sale proceeds.

•
On September 10, 2012, we participated in a $17,000,000 loan facility by making a $12,410,000 term loan to Superior Tube Company, Inc. and its affiliate (collectively, “Superior Tube”).  The loan is secured by collateral valued at approximately $45,206,000, which includes, among other things, a first priority security interest in all of Superior Tube’s tube manufacturing equipment consisting of tube mills, reducers, finishing machines and heat treatment furnaces.  The loan bears interest at 12% per year and is payable in sixty monthly payments beginning on October 1, 2012.

•
On September 27, 2012, we made an additional term loan to NTS Communications, Inc. and certain affiliates (collectively, “NTS Communications”) in the amount of approximately $1,565,000.  The loan is secured by a first priority security interest in the assets purchased with the proceeds from the loan, which consists of equipment to be used in NTS Communications’ high speed broadband services operation.  The loan bears interest at 12.75% per year and is payable in fifty-eight monthly payments beginning on October 1, 2012.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of June 30, 2012, our portfolio consisted primarily of the following investments:

•
We made a term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at rates between 12% and 14.5% per year and is payable through October 2014.

•	A 40.53% interest in eight Ariel gas compressors. The compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC that expires on August 31, 2013.

•
We made term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron.  The loans bear interest at 15.25% per year and mature in July 2016 and September 2016.

•
We made a term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”) that helped finance the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”). The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex. The loan bears interest at rates ranging from 12.5% to 15% per year and matures in January 2021.

•
A 40% interest in the offshore support vessel, the Lewek Ambassador. The vessel is subject to a one hundred-eight month bareboat charter with Gallatin Maritime Management that commenced on June 4, 2012.

•
We participated in an amended loan facility with NTS Communications. The loan is secured by, among other things, a first priority security interest in equipment used in NTS Communications’ high speed broadband services operation, which provides internet access, digital cable television programming and local and long distance telephone service to residential and business customers.  The loan bears interest at 12.75% per year and is payable for a period of sixty months beginning on July 1, 2012.

•
We made a term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation.  The loans are secured by, among other things, a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers. The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
A 75% interest in two Aframax tankers, the Eagle Otome and the Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont (the “VLCCs”). The Tankers are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”) through March 2014.  The VLCCs are subject to one hundred twenty month bareboat charters with AET through March 2021.  On April 20, 2012, we were notified of an event of default on the senior loan.  Due to a change in the fair value of the Tankers and the VLCCs, a provision in the senior loan agreement restricts our ability to utilize cash generated by the charters of the Tankers and the VLCCs as of January 12, 2012 for purposes other than paying the senior loan. While this restriction is in place, we are prevented from applying the charter proceeds to the subordinated debt. The subordinated debt lender has reserved, but not exercised, its rights under the loan agreement.

•
We made a term loan to EMS Enterprise Holdings, LLC and its affiliates (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, and (iii) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable for a period of forty-eight months beginning on September 1, 2010.

•
A crude oil tanker, the Center.  The tanker is subject to a sixty month bareboat charter with Center Navigation Ltd., a wholly-owned subsidiary of Geden Holdings Limited (“Geden”), which commenced on June 21, 2011.

•	Two supramax bulk carrier vessels, the Amazing and the Fantastic. The vessels are subject to eighty-four month bareboat charters with subsidiaries of Geden that commenced on October 1, 2010.

•
We made a term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators.  The loan bears interest at 13% per year and is payable for a period of sixty months beginning on April 1, 2012. During the three months ended June 30, 2012, as a result of Kanza’s unexpected financial hardship, Kanza failed to meet its payment obligations to us. While it is not possible to determine our ability to collect on the amounts due from Kanza, subsequent to June 30th, Kanza sold certain equipment subject to our security interest for amounts that exceeded the estimate forced liquidation value of such equipment. The proceeds from the sales were applied to partially satisfy Kanza’s obligations to us.

•
We made a term loan to Revstone. The term loan is secured by, among other things, a first priority security interest in all of Revstone’s manufacturing equipment and related collateral and a mortgage on certain real property.  The term loan bears interest at 15% per year and is payable for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan to Revstone.  The capital expenditure loan is secured by a first priority security interest in the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in the term loan collateral.  The capital expenditure loan bears interest at 17% per year and matures on March 1, 2017.

•
A 3-layer blown film extrusion line and an eight color flexographic printing press. The equipment is subject to sixty-month leases with Exopack, LLC that expire on July 31, 2014 and September 30, 2014.

•
We made a term loan to Western Drilling Inc. and Western Landholdings, LLC.  The loan is secured by, among other collateral, oil and drilling rigs and a mortgage over real property.  The loan bears interest at 14% per year and matures in September 2016.

•
Twenty-six 2010 MCI J4500 motor coach buses subject to leases with Dillon's Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”), and CUSA GCT, LLC (“CUSA GCT”), affiliates of Coach America Holdings, Inc.  The leases are for sixty months and commenced on June 1, 2010.  On January 3, 2012, DBS, Lakefront, CUSA GCT and their parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. As a result, on July 20, 2012, Lakefront, DBS, and CUSA GCT assigned their respective interests in the leases of twenty-four motor coaches to CAM Leasing, LLC.

•
We made a second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real property in London, England. The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•	Information technology equipment that is subject to various leases with Global Crossing. The leases are for thirty-six months and commenced between March 1, 2011 and July 1, 2011.

•
A 90.92% interest in a joint venture that owns telecommunications equipment subject to various leases with Global Crossing.  The leases are scheduled to expire at various times through February 28, 2013.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $15,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At June 30, 2012, there were no obligations outstanding under the Facility.

Additional Disclosures

As of June 30, 2012, the Fund maintained a leverage ratio of 1.14:11.  We collected 99.05%2 of all scheduled receivables due for the second quarter of 2012, with the uncollected receivables relating to our investment with Kanza.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments and the activity related to the revolver, as well as the net proceeds from equity raised through the sale of interests during such period.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of management fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Statement of Cash Flows	Business Operations Net cash flow generated by our investments, net of management fees and expenses (CABO)	Non-Business Operations Net equity raised Cash expended to make investments and Distributions to Partners

1 Pursuant to the Fund’s financials, prepared in accordance with GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of July 31, 2012.

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and deducting the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of management fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period from the GAAP statements of cash flows
+           distributions to partners during the period
+           investments made during the period to the extent of equity raised and cash on hand at the beginning of theperiod
-           debt proceeds specifically used to make an investment and the activity related to the revolver
-           net proceeds from the sale of Interests during the period

=           CABO

Cash Available From Business Operations
for the Period January 1, 2012 through June 30, 2012

Cash Balance at January 1, 2012	$48,783,509
Cash Balance at June 30, 2012	$27,962,091

Net Change in Cash		$(20,821,418)

Add Back:
Distributions Paid to Partners from January 1, 2012 through June 30, 2012		$10,457,852

Investments made during the Period
Investment in Notes Receivable	$32,610,643
Investment in Joint Ventures	117,500
Investment by Noncontrolling Interests, net	(137,500)
		$32,590,643

Deduct:
Net Equity raised during the Period		$(4,486	) (1)
Debt Proceeds used specifically for Investments and activity related to the revolver		$-

Cash Available from Business Operations (CABO)		$22,231,563	(2)

1 This amount is the net amount of (a) Sale of Limited Partnership Interests, (b) Sales and Offering Expenses Paid, (c) Deferred Charges and (d) Repurchase of Limited Partnership Interests, all directly from the GAAP Cash Flow statement. This amount is deducted as it is not considered a source for distributions.

2 Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Investments is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses were capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  These costs included, but were not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

We pay or paid our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles. In connection with the investments described in the recent transactions section, we paid our Investment Manager aggregate acquisition fees in the amount of $979,806.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $52,289 and $104,578 for the three and six months ended June 30, 2012, respectively.  Additionally, our General Partner’s interest in our net (loss) income was $(14,850) and $37,837 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$-	$214,071	$-	$273,438
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	-	933,757	-	1,877,234
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	72,928	4,050,184	1,563,596	7,541,296
ICON Capital Corp.	Investment Manager	Management fees (4)	883,818	480,542	1,459,506	816,728
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	1,535,521	2,162,386	2,325,786	3,355,347
Total			$2,492,267	$7,840,940	$5,348,888	$13,864,043

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At June 30, 2012 and December 31, 2011, we had a net payable of $286,654 and $398,466, respectively due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	June 30,
	2012	December 31,
	(unaudited)	2011

Cash and cash equivalents	$27,962,091	$48,783,509
Restricted cash	6,097,632	2,500,000
Net investment in finance leases	141,875,388	145,974,532
Leased equipment at cost (less accumulated depreciation of
$27,050,871 and $18,302,163, respectively)	172,361,488	181,110,196
Net investment in notes receivable	85,692,328	70,406,783
Note receivable from joint venture	2,364,230	2,800,000
Investments in joint ventures	707,332	1,029,336
Other assets	7,178,418	6,044,435

Total Assets	$444,238,907	$458,648,791

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$211,740,740	$221,045,626
Derivative financial instruments	11,717,447	10,663,428
Deferred revenue	3,257,030	3,245,739
Due to General Partner and affiliates, net	286,654	398,466
Accrued expenses and other liabilities	10,068,362	9,418,900

Total Liabilities	237,070,233	244,772,159

Commitments and contingencies

Equity:
Partners’ Equity:
Limited Partners	195,880,897	202,492,816
General Partner	(344,685)	(277,944)

Total Partners’ Equity	195,536,212	202,214,872

Noncontrolling Interests	11,632,462	11,661,760

Total Equity	207,168,674	213,876,632

Total Liabilities and Equity	$444,238,907	$458,648,791

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Finance income	$6,648,576	$4,008,585	$13,438,393	$7,643,731
Rental income	7,916,683	7,994,863	15,823,400	9,694,654
(Loss) income from investments in joint ventures	(84,670)	154,718	(227,732)	300,828
Other (loss) income	(11,235)	83,477	65,731	259,956

Total revenue	14,469,354	12,241,643	29,099,792	17,899,169

Expenses:
Management fees	883,818	480,542	1,459,506	816,728
Administrative expense reimbursements	1,535,521	2,162,386	2,325,786	3,355,347
General and administrative	761,680	569,200	1,127,212	937,659
Credit loss	2,976,066	-	2,636,066	-
Depreciation	4,374,354	4,423,544	8,748,708	5,474,964
Interest	2,833,000	2,504,735	5,775,730	3,103,865
Loss on derivative financial instruments	2,693,172	4,811,119	2,922,747	4,811,119

Total expenses	16,057,611	14,951,526	24,995,755	18,499,682

Net (loss) income	(1,588,257)	(2,709,883)	4,104,037	(600,513)

Less: Net (loss) income attributable to noncontrolling interests	(103,238)	(858,914)	320,359	(817,905)

Net (loss) income attributable to Fund Fourteen	$(1,485,019)	$(1,850,969)	$3,783,678	$217,392

Net (loss) income attributable to Fund Fourteen allocable to:
Limited Partners	$(1,470,169)	$(1,832,459)	$3,745,841	$215,218
General Partner	(14,850)	(18,510)	37,837	2,174

	$(1,485,019)	$(1,850,969)	$3,783,678	$217,392

Weighted average number of limited
partnership interests outstanding	258,831	247,140	258,831	227,896

Net (loss) income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$(5.68)	$(7.41)	$14.47	$0.94

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners'	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interests	Equity
Balance, December 31, 2011	258,832	$202,492,816	$(277,944)	$202,214,872	$11,661,760	$213,876,632

Net income	-	5,216,010	52,687	5,268,697	423,597	5,692,294
Cash distributions	-	(5,176,637)	(52,289)	(5,228,926)	(390,703)	(5,619,629)

Balance, March 31, 2012 (unaudited)	258,832	202,532,189	(277,546)	202,254,643	11,694,654	213,949,297

Net loss	-	(1,470,169)	(14,850)	(1,485,019)	(103,238)	(1,588,257)
Repurchase of limited partnership interests	(5)	(4,486)	-	(4,486)	-	(4,486)
Investment by noncontrolling interest	-	-	-	-	137,500	137,500
Cash distributions	-	(5,176,637)	(52,289)	(5,228,926)	(96,454)	(5,325,380)

Balance, June 30, 2012 (unaudited)	258,827	$195,880,897	$(344,685)	$195,536,212	$11,632,462	$207,168,674

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$4,104,037	$(600,513)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Finance income, net of costs and fees	558,719	341,767
Loss (income) from investments in joint ventures	227,732	(300,828)
Depreciation	8,748,708	5,474,964
Credit loss	2,636,066	-
Interest expense from amortization of debt financing costs	502,095	189,589
Interest expense, other	190,128	26,857
Other income	(22,562)	(114,894)
Loss on derivative financial instruments	1,054,019	4,811,119
Changes in operating assets and liabilities:
Restricted cash	(3,597,632)	(1,250,000)
Other assets, net	(1,635,067)	(2,388,888)
Accrued expenses and other liabilities	459,334	366,255
Deferred revenue	11,291	1,924,992
Due to General Partner and affiliates	(111,812)	1,627,867
Distributions from joint ventures	-	300,828

Net cash provided by operating activities	13,125,056	10,409,115

Cash flows from investing activities:
Purchase of equipment	-	(79,564,939)
Principal repayment on finance leases	3,988,396	2,761,275
Investments in joint ventures	(117,500)	-
Distributions received from joint ventures in excess of profits	211,772	182,704
Investment in notes receivable	(32,610,643)	-
Principal repayment on notes receivable	14,698,382	3,012,046

Net cash used in investing activities	(13,829,593)	(73,608,914)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	22,000,000
Repayment of non-recourse long-term debt	(9,304,886)	(5,331,524)
Debt financing costs	-	(4,420,000)
Sale of limited partnership interests	-	65,673,533
Sales and offering expenses paid	-	(6,166,877)
Deferred charges	-	(257,226)
Investment by noncontrolling interest	137,500	12,191,868
Distributions to noncontrolling interests	(487,157)	(5,718,806)
Cash distributions to partners	(10,457,852)	(8,720,956)
Repurchase of limited partnership interests	(4,486)	(53,498)

Net cash (used in) provided by financing activities	(20,116,881)	69,196,514

Net (decrease) increase in cash and cash equivalents	(20,821,418)	5,996,715
Cash and cash equivalents, beginning of the period	48,783,509	64,317,006

Cash and cash equivalents, end of the period	$27,962,091	$70,313,721

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$6,292,184	$2,739,086

Supplemental disclosure of non-cash investing and financing activities:

Organizational and offering expenses due to Investment Manager	$-	$22,571
Organizational and offering expenses charged to equity	$-	$1,124,718
Equipment purchased with non-recourse long-term debt paid directly by lender	$-	$172,000,000
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$-	$10,450,296

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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